SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2004

CITIZENS FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	2-96144	55-0666598
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Third Street, Elkins, West Virginia	26241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 636-4095

(Former name or former address, if changed since last report.)

The information in this Report is provided under Item 12 of Form 8-K and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any of Citizens Financial Corp.’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act. This information is being provided to the shareholders of Citizens Financial Corp. in the form of a quarterly report concurrent with this filing.

Item 12. Results of Operations and Financial Condition.

To Our Shareholders:

We are pleased to present you with this report on Citizens Financial Corp.’s financial performance for the first quarter of 2004 and its financial condition as of March 31, 2004.

Although our economy has shown some signs of improvement, much uncertainty remains about jobs, interest rates, the war on terror and other issues. In much the same way, the communities we serve exhibit hopeful signs for economic growth but, to date, significant improvement has not occurred on a large scale. Still, our earnings for the quarter of $533,562 are 4.4% more than in the first quarter of 2003. On a per share basis earnings rose a very solid 7.6% to $.85. In addition, our loan and deposit portfolios both continued to increase during the quarter.

While these results are encouraging, we are even more encouraged by the status of several of our major customer service projects. After some significant weather delays, we fully expect to open our new Marlinton branch, as well as our expanded Petersburg branch, during the second quarter. These beautiful new facilities will truly allow us to offer full service banking to our customers in those areas. We also expect to make internet banking available to all of our customers within the next three months. These three important achievements will not only improve service, but also improve our ability to compete both within our markets and on a broader scale.

We believe all of these things point to continued success. And for that we’d like to wholeheartedly thank our dedicated and hardworking staff, our directors and each of our shareholders.

Sincerely,

/s/ Max L. Armentrout	/s/ Robert J. Schoonover
Max L. Armentrout	Robert J. Schoonover
Chairman of the Board	President and Chief Executive Officer

STATEMENTS OF CONDITION-(Unaudited)

	March 31,
	2004	2003
ASSETS

Cash and due from banks	$4,566,814	$5,663,402
Federal funds sold	2,150,000	850,000
Securities available for sale	55,077,482	54,151,840
Loans, less allowance for loan losses of $1,473,987 and $1,449,261 , respectively	135,167,992	118,997,814
Premises and equipment	3,940,592	3,087,717
Accrued interest receivable	1,100,522	1,101,361
Other assets	4,074,100	3,901,318

Total assets	$206,077,502	$187,753,452

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Noninterest bearing	$22,993,991	$19,466,954
Interest bearing	142,338,629	131,564,680

Total deposits	165,332,620	151,031,634
Short-term borrowings	14,891,243	9,353,421
Long-term borrowings	2,985,912	4,634,898
Other liabilities	1,916,725	1,957,104

Total liabilities	185,126,500	166,977,057

Common stock, authorized 2,250,000 shares of $2.00 par value, issued 750,000 shares	1,500,000	1,500,000
Additional paid in capital	2,100,000	2,100,000
Retained earnings	19,310,010	18,229,374
Treasury stock, at cost, 118,622 and 103,477 shares, respectively	(2,762,464)	(2,150,947)
Accumulated other comprehensive income	803,456	1,097,968

Total shareholders’equity	20,951,002	20,776,395

Total liabilities and shareholders’ equity	$206,077,502	$187,753,452

STATEMENTS OF INCOME-(Unaudited)

	Three months ended March 31,
	2004	2003
INTEREST INCOME

Interest and fees on loans	$2,294,207	$2,211,328
Interest and dividends on securities:
Taxable	459,585	514,175
Tax-exempt	81,749	82,916
Interest on federal funds sold	5,511	4,054

Total interest income	2,841,052	2,812,473

INTEREST EXPENSE

Interest on deposits	646,522	723,105
Interest on short-term borrowings	61,472	57,709
Interest on long-term borrowings	23,283	24,037

Total interest expense	731,277	804,851

Net interest income	2,109,775	2,007,622
Provision for loan losses	90,000	81,000

Net interest income after provision for loan losses	2,019,775	1,926,622

NONINTEREST INCOME

Trust department income	33,142	90,105
Service fees	165,327	157,612
Insurance commissions	5,109	5,027
Securities gains/(losses)	19,024	—
Brokerage income	14,000	7,453
Secondary market loan fees	8,900	23,408
Other	61,591	45,862

Total noninterest income	307,093	329,467

NONINTEREST EXPENSE

Salaries and employee benefits	871,159	837,458
Net occupancy expense	65,204	62,261
Equipment rentals, depreciation and maintenance	112,419	101,764
Data processing	135,197	117,968
Director fees	56,808	54,861
Postage expense	51,221	36,025
Professional service fees	44,575	41,119
Stationery	37,187	34,049
Other	249,971	198,427

Total noninterest expense	1,623,741	1,483,932

Income before income taxes	703,127	772,157
Income tax expense	169,565	261,084

Net income	$533,562	$511,073

Basic and fully diluted earnings per common share	$0.85	$0.79

Average common shares outstanding	631,378	646,523

Dividends per common share	$0.30	$0.30

OFFICERS

Citizens Financial Corp.

MAX L. ARMENTROUT

Chairman of the Board

ROBERT J. SCHOONOVER

President and Chief Executive Officer

RAYMOND L. FAIR

Vice President

THOMAS K. DERBYSHIRE, CPA

Vice President and Treasurer

LEESA M. HARRIS

Secretary

DIRECTORS

Citizens Financial Corp.

ROBERT NORMAN ALDAY

MAX L. ARMENTROUT

WILLIAM J. BROWN

EDWARD L. CAMPBELL

RAYMOND L. FAIR

JOHN F. HARRIS

CYRUS K. KUMP

ROBERT J. SCHOONOVER

L.T. WILLIAMS

JOHN A. YEAGER, CPA

PAUL J. JOSEPH

Director Emeritus

CITIZENS NATIONAL BANK

MAX L. ARMENTROUT

WILLIAM J. BROWN

EDWARD L. CAMPBELL

RAYMOND L. FAIR

JOHN F. HARRIS

DICKSON W. KIDWELL

CYRUS K. KUMP

FRANKLIN M. SANTMYER, JR.

ROBERT J. SCHOONOVER

THOMAS A. WAMSLEY

L. T. WILLIAMS

C. CURTIS WOODFORD

JOHN A. YEAGER, CPA

PAUL J. JOSEPH

Director Emeritus

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Citizens Financial Corp.

May 13, 2004

/s/ Thomas K. Derbyshire
Vice President, Treasurer
Principal Financial